UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 22, 2026

SATELLOGIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41247	98-1845974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
210 Delburg Street
Davidson, NC 28036
(Address of Principal Executive Offices, and Zip Code)
(704) 802-2041
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SATL	The Nasdaq Capital Market
Warrants	SATLW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Satellogic Inc. (the “Company”) in its Current Report on Form 8-K filed on June 8, 2026 (the “Prior 8-K”), Rick Dunn and the Company mutually agreed that Mr. Dunn would step down as the Company’s Chief Financial Officer (“CFO”) at the conclusion of a transition period pursuant to that certain Letter Agreement, dated June 8, 2026 (the “Letter Agreement”), which memorializes the terms of Mr. Dunn’s departure from the Company. In accordance with the Letter Agreement, on July 22, 2026, Mr. Dunn notified the Company that his resignation as CFO will be effective August 21, 2026 (the “Separation Date”). Mr Dunn will continue to support the Company through the Separation Date as described in the Prior 8-K.

The Company’s search for a successor CFO is ongoing, and the Company will provide further disclosure regarding any successor appointment in accordance with Item 5.02 of Form 8-K as and when required. If a permanent successor has not been appointed by the Separation Date, the Company expects to appoint Dustin Greer, the Company’s SVP, Corporate Controller, as interim CFO until a permanent successor CFO is appointed. Mr. Greer, age 47, has served as the Company’s Corporate Controller since 2022. Prior to joining the Company, Mr. Greer served as Senior Director, FP&A and Business Insights for Trilogy International Partners. There are no family relationships between Mr. Greer and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Greer and any other person pursuant to which Mr. Greer would be appointed as interim CFO. Mr. Greer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company has not entered into or amended any material plan, contract or arrangement with Mr. Greer in connection with the expected interim CFO appointment. The Company plans to discuss the transition during its upcoming earnings call, scheduled for August 5, 2026.

Forward-Looking Statements
This filing contains “forward-looking statements” within the meaning of the U.S. federal securities laws, including statements regarding the timing of Mr. Dunn’s resignation as CFO, the Company’s CFO succession process, the Company’s expectation that it will appoint Mr. Greer as interim CFO if a permanent successor has not been appointed by the Separation Date, the timing and terms of any such interim appointment, and the Company’s expected transition plans. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on Satellogic’s current expectations and beliefs concerning future developments and their potential effects on Satellogic. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are based on various assumptions, whether or not identified in this filing. These forward-looking statements are provided for illustrative purposes only and are not intended to serve, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Satellogic. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K. These risks and uncertainties include, among others, that the Company may appoint a permanent successor CFO before the Separation Date, may determine not to appoint Mr. Greer as interim CFO, may appoint a different interim CFO, may modify the timing or terms of any interim appointment, or may not complete the transition as currently expected. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and other documents filed or to be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company can give no assurance that it will achieve its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 28, 2026

SATELLOGIC INC.

By:	/s/ Emiliano Kargieman
Name:	Emiliano Kargieman
Title:	Chief Executive Officer